UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2024

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2024, in connection with the filing of Amendment No. 2 to the Registration Statement on Form S-1 of Mustang Bio, Inc. (the “Company” or “we”), the Company disclosed the following:

Based on information currently available, we estimate that as of March 31, 2024, cash and cash equivalents were approximately $1.3 million, and cash used in operating activities for the first quarter of 2024 was $5.3 million.

Our estimate of our cash and cash equivalents as of March 31, 2024 and cash used in operating activities for the first quarter of 2024 are preliminary and actual results may differ from these estimates due to the completion of our closing procedures with respect to the three months ended March 31, 2024, final adjustments and other developments that may arise between now and the time the financial results for the three months ended March 31, 2024 are finalized. As such, these estimates should not be viewed as a substitute for our unaudited financial statements for the three months ended March 31, 2024 prepared in accordance with U.S. generally accepted accounting principles. Our expected results could change materially and are not necessarily indicative of the results to be achieved for three months ended March 31, 2024 or any future period. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. We do not undertake any obligation to publicly update or revise these estimates, except as required by law.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These forward-looking statements, include, but are not limited to, any statements relating to our workforce reduction and other alternatives, growth strategy and product development programs, including the timing of and our ability to make regulatory filings such as INDs and other applications and to obtain regulatory approvals for our product candidates, statements concerning the potential of therapies and product candidates and any other statements that are not historical facts. Actual events or results may differ materially from those described herein due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions necessary to transfer the lease of the Company’s manufacturing facility and receive the contingent payment in connection with the Company’s sale of its manufacturing facility in the anticipated timeframe or at all; whether the purchaser of the Company’s manufacturing facility is able to successfully perform its obligation to produce the Company’s products under the manufacturing services agreement on a timely basis and to acceptable standards; disruption from the sale of the Company’s manufacturing facility making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the transaction on the market price of the Company’s common stock; significant transaction costs; the development stage of the Company’s primary product candidates, our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; the ability to execute on strategic or other alternatives; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by applicable law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: April 29, 2024
	By:	/s/ James Murphy
James Murphy
Interim Chief Financial Officer